Exhibit 32

Certification of Periodic Financial Report

(Section 906 Certification)

            Dann H. Bowman and Sandra F. Pender hereby certify as follows:

1.        They are the Chief Executive Officer and Chief Financial Officer, respectively, of Chino Commercial Bancorp.

2.        The Form 10-K of Chino Commercial Bancorp for the year ended December 31, 2008 complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Chino Commercial Bancorp.

Date:   March 29, 2010                         /s/ Dann H. Bowman

Dann H. Bowman, President and Chief Executive Officer

                Date:   March 29, 2010                         /s/ Sandra F. Pender

Sandra F. Pender, Senior Vice President, Chief Financial Officer,

and Chief Accounting Officer